Report of Independent Registered Public
Accounting Firm


To the Shareholders and
Board of Trustees of
Federated Municipal Securities Income
Trust

In planning and performing our audits of the financial statements of Federated
Michigan Intermediate Municipal Trust,
Federated Municipal High Yield Advantage
Fund, Federated New York Municipal Income
Fund, Federated Ohio Municipal Income
Fund, and Federated Pennsylvania
Municipal Income Fund (collectively, the
Funds), each a portfolio of Federated
Municipal Securities Income Trust, as of and for the year ended August 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the
Funds' internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible
for establishing and maintaining
effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the company's assets that could have a material affect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become
inadequate because of changes in
conditions, or that the degree of
compliance
with the policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design
or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of August 31, 2012.

This report is intended solely for the
information and use of management and the Board of Trustees of Federated Municipal
Securities Income Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties.



Boston, Massachusetts
October 24, 2012




Federated Municipal Securities Income
Trust
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